Exhibit 99.1

DarkPulse, Inc. Signs Teaming Agreement with Central Asia Development Group (CADG) for Sales of its BOTDA Sensor Systems Throughout the Middle East, Asia and Africa

NEW YORK, New York –October 12, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced it has signed a teaming agreement with Central Asia Development Group (CADG). This business relationship will designate CADG as DarkPulse’s business channel partner for government and non-governmental departments, agencies, and units for the purpose of promoting and selling DarkPulse’s hardware, relevant capabilities, systems, products, and/or service solutions.

Central Asia Development Group (CADG) delivers engineering, logistics, aid management, and development services to remote and challenging areas. From infrastructural work on canals, bridges and roads, to sustainable agricultural projects, CADG works to improve and enrich the lives of local communities in and around central Asia, Africa and the Middle East. Client-oriented, CADG delivers projects of the highest quality on time and on budget. CAGD is supported by a well-established management system for large-scale projects, as well as for donor-funded, cash-intensive development programs.

CADG is proud to partner with esteemed private and public sector organizations such as the U.S. Agency for International Development (USAID) and various U.N. agencies and Oil & Gas companies. CADG is prouder still to deliver innovative engineering solutions to clients such as the US Army, UK Royal Engineers, the British Army, the World Bank, the U.N., and Kellogg Brown & Root (KBR). Additionally, CADG has an in-house aviation capability that spans the African continent.

“CADG brings extensive infrastructure construction, maintenance and logistics expertise within key international markets we wish to deploy our systems,” said DarkPulse CEO, Dennis O’Leary. “Teaming with a company such as CADG will provide DarkPulse with necessary supply chain logistics for sales of its system hardware and monitoring services into these key markets.”

Under the terms of the agreement CADG agrees to serve as a non-exclusive project sales lead generator for DarkPulse. The companies agree to share revenue for services and sales that are associated with DarkPulse BOTDA boxes from leads developed by CADG on a 50/50 split. In this capacity, CADG will use its best efforts to provide services to DarkPulse which include sales of hardware, software, and maintenance. CADG agrees to utilize DarkPulse BOTDA boxes for applications involving distributed strain sensing when the required spatial resolution is under one meter. CADG agrees to provide repair and maintenance services for DarkPulse BOTDA units sold by CADG and provide design and installation services to DarkPulse at cost.

About Central Asia Development Group (CADG)

CADG specializes in operating in complex and remote areas of Africa, Central Asia and the Middle East.

Its fields of expertise include:

•	Engineering & Construction
•	Camp Construction & Life Support
•	Aviation
•	Logistics & Procurement
•	International Development

CADG’s capabilities are varied yet linked – allowing it to offer its clients exactly and only what they need. The intrepid nature of CADG’s diverse, talented experts allows it to work competitively in non-permissive environments. CADG relies not only on uts experience, but also on its ability to assess needs on the ground and marry them with practical implementation strategies to deliver tailored solutions.

For more information, visit www.CADG.com

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

media@DarkPulse.com

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